EXHIBIT 99(b)


                            DIGITAL BIOMETRICS, INC.

                           1992 RESTRICTED STOCK PLAN
                       AS AMENDED THROUGH FEBRUARY 8, 2000

                                   ARTICLE I.

                                     PURPOSE

    The purpose of this Restricted Stock Plan is to provide additional incentive to certain key Employees who are making and can continue to make substantial contributions to the success of Digital Biometrics, Inc. ("DBI") by providing them with an opportunity to acquire a proprietary interest in DBI through the grant of shares of restricted stock. It is the judgment of DBI's Board of Directors that the acquisition of a proprietary interest in DBI by such Employees will increase their personal interest in its growth and progress, thereby promoting the interests of DBI. The Restricted Stock Plan also provides for the grant of restricted stock to members of DBI's Board of Directors who are not employees of DBI. The Board of Directors believes that the grant of restricted stock to non-employee directors will increase the attractiveness of service on the Board of Directors and will provide additional incentive for such directors to enhance DBI's long-term success and progress.

                                   ARTICLE II.

                                   DEFINITIONS

    The following words and terms, as used in the Plan, shall have the respective meanings hereinafter set forth unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural, and the masculine gender shall be deemed to include the feminine gender.

      2.1   BOARD. The Board of Directors of DBI.

      2.2   COMMITTEE. The Compensation and Personnel Committee of the Board.

      2.3   COMMON STOCK. The common stock of DBI.

      2.4 EMPLOYEES. Any individual employed by and receiving compensation from DBI or a Related Company.

      2.5 EXCHANGE ACT. The Securities Exchange Act of 1934, as now in effect or hereafter amended.

      2.6 FAIR MARKET VALUE. The Fair Market Value of a share of Common Stock means (i) if there is a market for such Common Stock on a stock exchange, in an over-the-counter market, or otherwise, the mean between the highest and lowest quoted selling prices on the date of grant; (ii) if there are no sales on the date of grant but were sales on dates within a reasonable period both before and after the date of grant, Fair Market Value is determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and nearest date after the date of grant (the average is to be weighted adversely by the respective numbers of trading days between the selling dates and the date of grant); or
            (iii) in the event that (i) or (ii) do not apply, any other method determined by the Committee in its discretion.

      2.7 NON-EMPLOYEE DIRECTOR. A member of the Board who is not an Employee of DBI or a Related Company.

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      2.8   PERIOD OF RESTRICTION. The period during which the transfer of shares of Restricted Stock granted under the Plan is restricted pursuant to Subsections 5.3 or 6.3 of the Plan.

      2.9 PLAN. The Digital Biometrics, Inc. Restricted Stock Plan as set forth herein, as may be amended from time to time hereafter.

      2.10 RELATED COMPANY. Any corporation that is, along with DBI, a member of a parent-subsidiary controlled group of corporations, as defined in Code Section 1563(a)(1) of the Internal Revenue Code.

      2.11 RESTRICTED STOCK. The grant or purchase of shares of Common Stock which is nontransferable and is subject to a substantial risk of forfeiture until specified conditions are satisfied pursuant to the terms of the Plan.

      2.12 STOCKHOLDERS. The present stockholders or future stockholders, as the case may be, of DBI.

                                  ARTICLE III.

                             SHARES SUBJECT TO PLAN

    3.1 The total number of shares of Common Stock which is available for the granting of Restricted Stock shall be 350,000 shares. If DBI shall at any time hereafter subdivide, combine or reclassify its Common Stock, or declare a dividend payable in Common Stock, the number of shares available for granting of Restricted Stock hereunder shall be proportionately increased or decreased, as the case may be, to prevent dilution or inflation.

    3.2 At all times during the term of this Plan, DBI shall reserve for issuance and delivery such number of shares of Common Stock as will be sufficient to satisfy the requirements hereof.

                                   ARTICLE IV.

                                 ADMINISTRATION

    4.1 The Plan shall be administered by the Committee. The Committee shall consist of not less than two members of the Board who are "disinterested persons" as defined in Rule 16b-3 under the Exchange Act. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by at least a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by unanimous vote at a meeting duly called and held.

    4.2 In accordance with the provisions of the Plan, the Committee shall select the Employees to whom Restricted Stock shall be granted; shall determine the number of shares of Restricted Stock granted to each Employee, the time at which the Restricted Stock is to be granted; and shall establish such other provisions of the Restricted Stock grants as the Committee may deem necessary or desirable.

    4.3 Grants of Restricted Stock to Non-Employee Directors shall be automatic pursuant to Article VI of the Plan and not subject to discretion.

    4.4 The Committee may adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of DBI. The interpretation of any provision of the Plan by the Committee and any determination on the matters referred to in this Article IV shall be final.

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    4.5 No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

    4.6 The Committee shall prescribe the for-in, which shall be consistent with the Plan, of any agreement evidencing the grant of Restricted Stock.

                                   ARTICLE V.

                     GRANTS OF RESTRICTED STOCK TO EMPLOYEES

    5.1 Each Employee who is considered to be a key administrative, managerial, executive or technical employee, as determined in the sole discretion of the Committee, shall be eligible to be granted Restricted Stock under the Plan.

    5.2 Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such eligible Employees and in such amounts as it shall determine. The Committee shall have full discretion to determine the terms and conditions of the grant of Restricted Stock to any Employee.

    5.3 Except as provided in this Article V, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock agreement. After the end of the Period of Restriction as set forth in the Restricted Stock agreement, the shares of Restricted Stock shall become freely transferable by the Employee.

    5.4 During the Period of Restriction, Employees holding shares of Restricted Stock may exercise full voting rights and shall be entitled to receive all dividends and other distributions paid with respect to those shares. If any such dividends or distributions are paid in shares of Common Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

    5.5 Each certificate representing shares of Restricted Stock granted pursuant to the Plan shall contain a legend in substantially the following form:

            "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Digital Biometrics, Inc. Restricted Stock Plan, rules of administration adopted pursuant to such Plan, and a Restricted Stock grant dated _________, 19__. A copy of the Plan, such rules, and such Restricted Stock grant may be obtained from the Secretary of Digital Biometrics, Inc."

Once the shares are released from the restrictions set forth in Subsection 5.3 above, the Employee shall be entitled to have above legend removed from his Common Stock certificates.

    The Committee may require an Employee to enter into an escrow agreement providing that the certificates representing the Restricted Stock granted under the Restricted Stock Plan will remain in the physical custody of an escrow holder until the Period of Restriction has lapsed.

    The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state

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securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

                                   ARTICLE VI.

              GRANTS OF RESTRICTED STOCK TO NON-EMPLOYEE DIRECTORS

    6.1 Each Non-Employee Director shall be granted such number of shares of Restricted Stock on the terms and conditions set forth in this Article VI. Such grants to Non-Employee Directors shall be automatic and not subject to any discretion by the Committee.

    6.2 Each time that a Non-Employee Director is elected or re-elected to the Board, he or she shall be granted the number of shares of Restricted Stock equal to $18,000 divided by the Fair Market Value of one share of Common Stock on the date of grant. The Restricted Stock shall be granted on the date of the annual shareholders' meeting to such Non-Employee Directors elected or re-elected at such meeting. The foregoing formula shall not be amended more often than once every six (6) months in accordance with Rule 16b-3 under the Exchange Act. If the number of shares determined under this Subsection 6.2 shall include a fractional share, the number of shares of Restricted Stock granted to each Non-Employee Director shall be reduced to the next whole number of shares.

    6.3 Shares of Restricted Stock granted to Non-Employee Directors hereunder may not be sold, transferred, pledged, assigned, or otherwise alternated or hypothecated until the Period of Restrictions lapses as set forth in the schedule below:

                                             CUMULATIVE PERCENTAGE OF
                ELAPSED TIME FROM       RESTRICTED STOCK FOR WHICH THE PERIOD
                THE DATE OF GRANT            OF RESTRICTION HAS LAPSED
                -----------------            -------------------------
                    one year                         33 1/3%
                    two years                        66 2/3%
                    three years                      100%

    6.4 In the event a Non-Employee Director ceases to be a director of DBI because of death, disability or the failure of DBI to nominate the director for another term, the restrictions applicable to the shares of Restricted Stock pursuant to Subsection 6.3 hereof held by such Non-Employee Director shall terminate automatically with respect to all such shares. In the event that a Non-Employee Director ceases to be a director of DBI for any other reason, the restrictions applicable to the shares of Restricted Stock pursuant to Subsection
6.3 hereof shall terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the total number of shares of Restricted Stock granted to such Non-Employee Director multiplied by the number of full months which have elapsed since the date of grant divided by thirty-six
(36). All remaining shares of Restricted Stock still subject to restrictions shall be forfeited and returned to DBI.

    In the event of any merger or consolidation of DBI with another corporation (other than a merger with a subsidiary in which DBI is the continuing corporation and which does not result in any change of the outstanding shares of Common Stock), the restrictions applicable to any shares of Restricted Stock pursuant to Subsection 6.3 hereof held by a Non-Employee Director shall terminate automatically with respect to all such shares.

    6.5 During the Period of Restriction, Non-Employee Directors holding shares of Restricted Stock may exercise full voting rights and shall be entitled to receive all dividends and other distributions paid with respect to those shares. If any such dividends or distributions are paid in shares of Common Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

    6.6 Each certificate representing shares of Restricted Stock granted pursuant to the Plan shall contain a legend in substantially the following form:

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            "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Digital Biometrics, Inc. Restricted Stock Plan, rules of administration adopted pursuant to such Plan, and a Restricted Stock grant dated ___________, ____. A copy of the Plan, such rules, and such Restricted Stock grant may be obtained from the Secretary of Digital Biometrics, Inc."

Once the shares are released from the restrictions set forth in Subsection 6.3 hereof, the Non-Employee Director shall be entitled to have above legend removed from his Common Stock certificates.

    Each Non-Employee Director shall enter into an escrow agreement providing that the certificates representing the Restricted Stock granted under the Restricted Stock Plan will remain in the physical custody of an escrow holder until the Period of Restriction has lapsed,

    The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

                                  ARTICLE VII.

                               GENERAL PROVISIONS

    7.1 DBI may deduct and withhold from any cash otherwise payable to an Employee (whether payable as salary, bonus or other compensation) such amount as may be required for the purpose of satisfying DBI's obligation to withhold Federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, DB.I may require that the Employee pay to DBI upon its demand or otherwise make arrangements satisfactory to DBI for payment of such amount as may be requested by DBI in order to satisfy its obligation to withhold any such taxes.

    With the consent of the Committee, an Employee may be permitted to satisfy DBI's withholding tax requirements by electing to deliver to DBI shares of Common Stock having a Fair Market Value on the date income is recognized with respect to any Restricted Stock equal to the amount required to be withheld. The election shall be made in writing and shall be made according to such rules and in such form as the Committee may determine.

    7.2 The granting of Restricted Stock shall be subject to all applicable Federal or state laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    7.3 No shares of Restricted Stock granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Period of Restriction. All rights with respect to Restricted Stock granted to an Employee or Non-Employee Director under the Plan shall be exercisable during his or her lifetime only by such Employee or Non-Employee Director.

    7.4 An Employee or Non-Employee Director may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of death. Each designation will revoke all prior designations, shall be in a form prescribed by the Committee, and will be effective only when filed by the Employee or Non-Employee Director in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Employee's or Non-Employee Director's death shall be paid to his or her estate.

    7.5 Nothing in the Plan shall interfere with or limit in any way the right of DBI to terminate any Employee's employment at any time, or confer upon any Employee's any right to continue in the employ of DBI.

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    7.6 The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

                                  ARTICLE VIII.

                                    AMENDMENT

    8.1 DBI shall have the right at any time to amend the Plan by action of its Board without obtaining the approval of the Stockholders of DBI, Any amendment to the Plan shall be set forth in writing.

    8.2 Notwithstanding anything to the contrary contained herein, the Board shall not amend the Plan without obtaining the approval of the Stockholders if such amendment:

            (a) increases the number of shares of Common Stock that may be granted as Restricted Stock under the Plan (other than increases as a result of stock splits or stock dividends); or

            (b) materially increases benefits accruing to participants hereunder.

Any amendment of the Plan shall not, without the consent of a participant, impair any rights or obligations with respect to any Restricted Stock previously granted to the participant.

                                   ARTICLE IX.

                                   TERMINATION

    DBI shall have the right at any time to terminate the Plan by action of its Board without obtaining the approval of the Stockholders, provided however, that termination of Ethiopian shall not affect the rights of Employees or Non-Employee Directors under Restricted Stock previously granted to them and all grants of Restricted Stock shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their terms and conditions.

                                   ARTICLE X.

                                     NOTICE

    Any notice to DBI required under this Plan shall be in writing and shall be sent by registered mail, return receipt requested, to the following address:

                                    Digital Biometrics, Inc.
                                    5600 Rowland Road
                                    Minnetonka, MN 55343
                                    Attention: President

                                   ARTICLE XI

                                 EFFECTIVE DATE

    The Plan shall be effective as of October 1, 1992.